Exhibit 99(a)(1)(C)

NOTICE OF WITHDRAWAL OF TENDER

REGARDING SHARES HELD IN

FS INVESTMENT CORPORATION

Tendered Pursuant to the Offer to Purchase

Dated May 27, 2010

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE

AT, AND THIS NOTICE OF WITHDRAWAL MUST BE

RECEIVED BY FS INVESTMENT CORPORATION, EITHER BY

HAND-DELIVERY OR MAIL, BEFORE 5:00 P.M., CENTRAL TIME,

ON JUNE 25, 2010, UNLESS THE OFFER IS EXTENDED.

COMPLETE THIS NOTICE OF WITHDRAWAL AND RETURN BY HAND-DELIVERY OR MAIL TO:

FS Investment Services

c/o DST Systems, Inc.

P.O. Box 219095

Kansas City, MO 64121-9095

YOU ARE RESPONSIBLE FOR CONFIRMING THAT THIS NOTICE OF WITHDRAWAL IS

RECEIVED BY FS INVESTMENT CORPORATION AT THE ADDRESS ABOVE.

Ladies and Gentlemen:

The undersigned hereby withdraws the tender of its Shares to FS Investment Corporation (the “Company”) for purchase by the Company that previously was submitted by the undersigned in a Letter of Transmittal dated                                         , 2010.

This tender was in the amount of:                                          Shares.

The undersigned recognizes that upon the receipt on a timely basis of this Notice of Withdrawal of Tender, properly executed, the Shares previously tendered will not be purchased by the Company.

SIGNATURE(S):

FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:

(Signature of Investor(s) or Authorized Person(s)	(Signature of Investor(s) or Authorized Person(s)
Exactly as Appeared on Subscription Agreement)	Exactly as Appeared on Subscription Agreement)

Name of Signatory (please print)	Name of Signatory (please print)

Title of Authorized Person (please print)	Title of Authorized Person (please print)
FOR OTHER INVESTORS:

(Signature of Investor(s) or Authorized Person(s)	(Signature of Investor(s) or Authorized Person(s)
Exactly as Appeared on Subscription Agreement)	Exactly as Appeared on Subscription Agreement)

Name of Signatory (please print)	Name of Signatory (please print)

Title of Authorized Person (please print)	Title of Authorized Person (please print)
Date: , 2010

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